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FOR IMMEDIATE RELEASE
                                        Contact:  Ben L. Roberts
                                                  Chief Financial Officer
                                                  281-398-9503


                                  NEWS RELEASE

                       GRANT GEOPHYSICAL, INC. ANNOUNCES
                               MANAGEMENT CHANGE


Houston, Texas - January 28, 1999 - Grant Geophysical, Inc. announced today that Larry E. Lenig, Jr. has resigned as President, Chief Executive Officer and a director of the Company. Don W. Wilson, the Company's Chairman of the Board, will replace him on an interim basis as Chief Executive Officer.

Mr. Wilson said: "The Board of Directors is grateful for Larry's contribution to the Company over the last two years. He has successfully lead the Company through its bankruptcy reorganization. Now, we must focus on our core operations and client base."

Mr. Wilson continued: "We have a sound management team that is very capable of running the Company. I will serve as President and CEO on an interim basis, and we have already commenced a search for a new President and CEO and expect to announce our new CEO shortly."

Grant Geophysical, Inc. and its subsidiaries and affiliates provide land and transition zone seismic services in the United States, Latin America, Central America and the Far East. The Company employs approximately 2,500 people in its worldwide operations.

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